Exhibit 8.2

31 May 2007

Westpac Securitisation Management Pty Limited

Level 20

275 Kent Street

Sydney NSW 2000

Dear Sirs

WST Trusts

We have acted for Westpac Securitisation Management Pty (WSM) in connection with the preparation of the following documents:

(a)	Prospectus dated 14 May 2007 (the Prospectus);

(b)	Prospectus Supplement dated 24 May 2007 (the Prospectus Supplement);

(c)	Registration Statement on Form S-3, File No. 333-140399 together with exhibits and any amendments to it (the Registration Statement);

(d)	Master Trust Deed dated 14 February 1997 between The Mortgage Company Pty Limited and Westpac Securities Administration Limited (the Master Trust Deed);

(e)	Series Notice dated 29 May 2007 between, among others, WSM and J.P. Morgan Trust Australia Limited (in that capacity, the Issuer Trustee);

(f)	Note Trust Deed dated 29 May 2007 between, among others, WSM and the Issuer Trustee;

(g)	Security Trust Deed dated 23 May 2007 between, among others, WSM and the Issuer Trustee;

(h)	Agency Agreement dated 29 May 2007 between, among others, WSM and the Issuer Trustee;

(i)	Servicing Agreement dated 12 March 2002 between Westpac Banking Corporation, the Issuer Trustee and WSM;

(j)	Liquidity Facility Agreement, dated 29 May 2007 between, among others, WSM and the Issuer Trustee;

(k)	Redraw Facility Agreement, dated 29 May 2007 between, among others, WSM and the Issuer Trustee;

(l)	Variable Rate Basis Swap and Fixed Rate Basis Swap, comprising an ISDA Master Agreement and Schedule, dated 29 May 2007 between, among others, WSM and the Issuer Trustee;

(m)	Class A2a Currency Swap comprising an ISDA Master Agreement and Schedule, dated 29 May 2007 between, among others, WSM and the Issuer Trustee;

Westpac Securitisation Management Pty Limited	GRAPHIC APPEARS HERE

(n)	Mortgage Insurance Policy, dated 30 May 2007 issued by Genworth Financial Mortgage Insurance Pty Limited;

(o)	Sub-Servicing Agreement, dated 25 May 2007 between Westpac Banking Corporation and EDS (Business Process Administration) Pty Limited; and

(p)	Amendment Deed dated 31 May 2007 between, among others, Westpac Banking Corporation, WSM and the Issuer Trustee,

(collectively the Prospectus Documents) as filed by WSM with the Securities and Exchange Commission (the Commission) under the US Securities Act of 1933, as amended (the Act), relating to the Notes (as defined below).

The Prospectus Documents relate to the offer and sale of Class A2a Mortgage Backed Notes (the Notes) to be issued by the Issuer Trustee.

Definitions in the Prospectus Documents apply in this opinion but Relevant Jurisdiction means the Commonwealth of Australia or New South Wales. No assumption or qualification in this opinion limits any other assumption or qualification in it.

1.	Documents

We have examined a copy of the Prospectus Documents.

2.	Assumption

For the purposes of giving this opinion we have assumed that where a document has been submitted to us in draft form it will be executed in the form of that draft.

3.	Qualifications

Our opinion is subject to the following qualifications:

1.1	we express no opinion as to any laws other than the laws of each Relevant Jurisdiction as in force at the date of this opinion and, in particular we express no opinion as to the laws of the United States of America; and

1.2	our opinion is subject to the explanations and qualifications set forth under the caption “Australian Tax Matters” in the Prospectus and the Prospectus Supplement.

4.	Opinion

Based on the assumption and subject to the qualifications set out above we are of the opinion that while the section entitled “Australian Tax Matters” in the Prospectus and the Prospectus Supplement does not purport to discuss all possible Australian tax ramifications of the purchase, ownership, and disposition of the Notes, we hereby adopt and confirm the statements set forth in the Prospectus and the Prospectus Supplement under the heading “Australian Tax Matters” as of its date and at the date of this opinion. There can be no assurance, however, that the tax conclusions presented in that Tax Description will not be successfully challenged by the Australian Taxation Office, or significantly altered by new legislation, changes in Australian Taxation Office positions or judicial decisions, any of which challenges or alterations may be applied retroactively with respect to completed transactions.

We consent to the filing of this letter as an exhibit to the Registration Statement on Form S-3 and we consent to the references to our firm under the headings in the Prospectus and the Prospectus

Westpac Securitisation Management Pty Limited	GRAPHIC APPEARS HERE

Supplement “Australian Tax Matters” and “Legal Matters”, without admitting that we are “experts” within the meaning of the Act or the rules and regulations of the Commission issued under the Act with respect to any part of the Registration Statement, including this exhibit.

Yours faithfully

/s/ Allens Arthur Robinson

Allens Arthur Robinson

Andrew Jinks

Partner